UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2008
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
          On November 11, 2008, A. Schulman, Inc. (the “Company”) entered into an agreement (the “Agreement”) with a group of investors led by Ramius LLC (such entities, collectively, the “Ramius Group”) that will avoid a proxy contest with the Ramius Group for the election of directors at the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) on December 18, 2008. A copy of the Company’s press release announcing the Agreement is attached as Exhibit 99.1 hereto and incorporated by reference herein.
          The following is a brief description of the terms of the Agreement, which description is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein:
•	The Ramius Group has agreed not to nominate any persons for election as directors at the Company’s 2008 Annual Meeting and to withdraw any notice of its intent to nominate persons for election as directors at the 2008 Annual Meeting.

•	The Company has agreed to announce that Dr. Peggy G. Miller has withdrawn her acceptance of her nomination to stand for election as a director of the Company at the 2008 Annual Meeting, and the Company has agreed not to nominate another candidate for election to the vacancy created by Dr. Miller.

•	The Company has agreed to maintain the size of the Board of Directors at 12 to enable the appointment of an independent director to fill the vacancy created by Dr. Miller, and not to increase the size of the Board above 12 directors before the conclusion of the 2009 Annual Meeting without the Ramius Group’s prior written consent.

•	The Company has agreed to have the Board of Directors form a special selection committee, (the “Selection Committee”) consisting of independent directors Howard R. Curd (Chair), David G. Birney and Lee D. Meyer, for the purpose of identifying and recommending for appointment by the full Board an independent director to fill the vacancy created by Dr. Miller. In making its recommendation, the Selection Committee will consider and interview at least two candidates suggested by each of the Company and the Ramius Group, provided that such recommendations are received by the Selection Committee no later than December 31, 2008. The independent director shall be a person recommended by the Selection Committee and shall be approved by the full Board of Directors no later than January 31, 2009.

•	The Company has agreed to present David G. Birney and John B. Yasinsky as the Board of Directors’ slate of nominees for election as directors at the 2008 Annual Meeting.

•	The Ramius Group has agreed to vote all shares of the Company’s common stock it is entitled to vote in favor of the Board of Directors’ slate of nominees at the 2008 Annual Meeting.

•	The Company has agreed to reimburse Ramius LLC for the actual documented out-of-pocket third-party expenses (up to a maximum of $25,000) incurred by the members of the Ramius Group in connection with its anticipated proxy solicitation and the drafting, negotiation and execution of the Agreement and all related activities and matters.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
          Dr. Peggy G. Miller has announced her resignation from the Company’s Board of Directors, effective November 7, 2008. In conjunction with Dr. Miller’s resignation, the Company and Dr. Miller have entered into an advisory agreement (the “Advisory Agreement”) whereby Dr. Miller will provide the Company with advice concerning certain corporate governance matters. A copy of the Advisory Agreement is attached as Exhibit 10.2 hereto and incorporated by reference herein. Under the one-year Advisory Agreement, Dr. Miller will receive $85,000, payable in four equal installments, and will receive a grant of 2,500 shares of restricted stock. Additionally, the Advisory Agreement provides that Dr. Miller is entitled to exercise all previously vested stock options, until such options expire, and the Company has agreed to waive all restrictions on prior grants of restricted stock and restricted stock units that would otherwise have been forfeited as a result of Dr. Miller’s resignation.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

10.1	Agreement by and among the Company and the Ramius Group, dated November 11, 2008.

10.2	Advisory Agreement, by and between the Company and Dr. Peggy G. Miller, dated November 7, 2008.

99.1	Press Release, dated November 11, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ David C. Minc
David C. Minc
Vice President, General Counsel and Secretary

Date: November 12, 2008